SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[X]	Definitive Information Statement

AFA MULTI-MANAGER CREDIT FUND

(Name of Registrant as Specified In Its Charter)

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AFA MULTI-MANAGER CREDIT FUND

UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

August 19, 2022

Dear Institutional Class Shareholders:

This information statement (“Information Statement”) of AFA Multi-Manager Credit Fund (the “Fund”) is being furnished on behalf of the Fund’s Board of Trustees (the “Board” and each trustee, a “Trustee”). The Fund is a Delaware statutory trust, registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. This Information Statement is to inform shareholders of the Fund’s Institutional Class of the approval of a Shareholder Service Plan for the Fund’s Institutional Class of shares (the “Plan”).

The Fund offers two separate classes of shares of beneficial interest (“Shares”) designated as Investor Class (“Investor Class Shares”) and Institutional Class (“Institutional Class Shares”). Investor Class Shares and Institutional Class Shares are subject to different fees and expenses. The Fund has received exemptive relief from the Securities and Exchange Commission that allows the Fund, subject to certain conditions to adopt the Plan in compliance with Rule 12b-1 under the 1940 Act. The Plan will permit the payment of compensation up to 0.20% on an annualized basis of the aggregate net assets of the Fund attributable to the Institutional Class Shares to the Fund’s distributor or other qualified recipients. Assuming the Plan is implemented, the pro forma net annual expenses (i.e., after contractual waivers and/or expense reimbursements) for the Institutional Class are expected to be the same through June 30, 2023 as those currently for the Institutional Class. The estimated pro forma gross annual expenses of the Fund’s Institutional Class are expected to be higher than they are currently for the Institutional Class.

More information about the Plan is contained in the accompanying Information Statement.

As discussed in more detail in the Information Statement, at a meeting held on March 8-9, 2022, the Board approved the Plan. The holders of a majority of the Fund’s outstanding Institutional Class Shares as of July 1, 2022 have approved the Plan by written consent. The Plan will be effective October 1, 2022.

The Board is not soliciting your proxy or consent in connection with the approval of the Plan. Pursuant to the regulations of the Securities and Exchange Commission, this Information Statement must be sent to Shareholders at least 20 calendar days prior to the earliest date on which the Plan may take effect. You are urged to read the Information Statement in its entirety for a description of the actions taken by Shareholders representing a majority of the outstanding voting securities of the Institutional Class of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NO ACTION IS REQUIRED.

Very truly yours,

/s/ Marco Hanig
Marco Hanig
President
AFA Multi-Manager Credit Fund

AFA MULTI-MANAGER FUND

UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NO ACTION IS REQUIRED.

August 19, 2022

The Information Statement will be available on the Fund’s website at www.alternativefundadvisors.com until October 1, 2022. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Fund at (800) 452-6804 or sending an e-mail to info@alternativefundadvisors.com.

Institutional Class Shareholders of record at the close of business on July 1, 2022 are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to the Fund’s Institutional Class Shareholders on or about August 22, 2022.

The Fund’s most recent semi-annual and annual reports, including financial statements and schedules, are available at no charge by calling (886) 626-7246 or writing to c/o UMB Fund Services, 235 West Galena Street, Milwaukee, WI 53212.

APPROVAL OF SHAREHOLDER SERVICE PLAN

Introduction

The AFA Multi-Manager Credit Fund (the “Fund”) has two separate classes of shares of beneficial interest (“Shares”) designated as Investor Class (“Investor Class Shares”) and Institutional Class (“Institutional Class Shares”). Investor Class Shares and Institutional Class Shares are subject to different fees and expenses. Institutional Class Shareholders are being informed of the approval of a shareholder service plan in compliance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) with respect to the Institutional Class Shares, under which the Fund is permitted to pay as compensation up to 0.20% on an annualized basis of the aggregate net assets of the Fund attributable to the Institutional Class Shares to the Fund’s distributor or other qualified recipients.

The 1940 Act permits a mutual fund to finance the distribution and sale of its shares out of fund assets, but only in compliance with the requirements and conditions set out in Rule 12b-1. The Fund has received exemptive relief from the Securities and Exchange Commission (“SEC”) that allows it, subject to certain conditions, to adopt a shareholder service plan (the “Plan”) in compliance with Rule 12b-1 under the 1940 Act as if the Rule applied to closed-end investment companies, such as the Fund. Rule 12b-1 requires the formulation of a written plan with respect to the payment of shareholder service expenses by the Fund, and also requires that all agreements relating to implementation of the Plan be in writing. The Plan and any related agreements initially must be approved by a vote of the board of trustees of the Fund (the “Board” or “Trustees” and each trustee, a “Trustee”), and of Trustees who are not “interested persons” (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Plan or any related agreements (defined herein as “Independent Trustees”), cast in person at a meeting called for the purpose of voting on such plans or agreements. The Plan may be approved by the Trustees only if they conclude, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under the 1940 Act, that a reasonable likelihood exists that the Plan will benefit the Fund’s Institutional Class and its shareholders. The Plan also must be approved by a vote of at least a majority of the outstanding voting securities of the Fund’s Institutional Class.

The Plan or any related agreement may continue in effect for more than one year from the date of its adoption or execution only if such continuation is approved at least annually by the Trustees in the manner required for its initial approval. Rule 12b-1 also requires that all material amendments of the Plan must be approved by the Trustees in the manner described above for initial approval of the Plan, and that the Plan may not be amended to increase materially the amounts that may be expended without the approval of the holders of a majority of the outstanding voting securities of the Fund’s Institutional Class.

Please see Exhibit A regarding the current and pro forma fee and expense table of the Fund assuming the Plan is implemented.

Factors Considered by the Trustees and their Recommendation

At a meeting held on March 8–9, 2022 (“March Meeting”), the Board, including the Independent Trustees unanimously approved the Plan, subject to approval by shareholders of the Institutional Class of the Fund. Pursuant to Section 6.4 of the Fund’s Agreement and Declaration of Trust dated as of January 26, 2021, the holders of a majority of the Fund’s outstanding Institutional Class Shares as of July 1, 2022 (the “Record Date”) approved the Plan by written consent. The Plan will be effective October 1, 2022.

Pursuant to relief granted by the SEC in light of the COVID-19 pandemic (the “Order”) and a determination by the Board that reliance on the Order was appropriate due to circumstances related to the current or potential effects of COVID-19, the March Meeting was held by videoconference. At this Board meeting and throughout the consideration process, the Board, including a majority of the Independent Trustees, was advised by counsel. In advance of the March Meeting, the Board requested and received materials from AFA to assist them in considering the approval of the Plan. At the March Meeting, the Board engaged in a detailed discussion of the materials provided by AFA. The Board did not consider any single factor as controlling in determining whether or not to approve the Plan, nor are the items described herein all-encompassing of the matters considered by the Board.

In connection with the Board’s consideration of the Plan, Alternative Fund Advisors, LLC (“AFA” or “Investment Manager”), the Fund’s investment adviser, described the terms of the Plan and explained that the shareholder service fees would be paid to any registered securities dealer, financial institution or any other person (each, a “Recipient”) who provide certain shareholder services, pursuant to a written agreement. AFA stated that it believed the Plan would be necessary to facilitate the provision of shareholder support services to Institutional Class Shares such as, among other things, distributing various reports and prospectuses to current shareholders, responding to inquiries and providing account information.

The Trustees considered among other things, the reasons for adding a shareholder service for the Institutional Class. In determining whether to approve the adoption of the Plan and recommend its approval to Shareholders, the Board, including the Independent Trustees, considered factors that it deemed relevant, including but not limited to: (1) the services to be provided and the expense to be paid under the Plan; (2) the importance of those services and the likely benefit of those services to shareholders; (3) the purpose for which the Plan was created; (4) the information provided to the Board at the meeting; (5) the protections afforded by the Plan to the Fund and its shareholders; (6) the conditions of the exemptive order that the Fund received from the SEC; (7) the requirements of Rule 12b-1 under the 1940 Act; and (8) whether or not (a) the Plan is in the best interest of the Fund’s Institutional Class and its Shareholders; and (b) the services to be performed pursuant to the Plan are required for the operation of the Fund’s Institutional Class. Based upon its evaluation of all these factors in their totality, the Board, including the Independent Trustees, was satisfied that there was a reasonable likelihood that the Plan would benefit the Institutional Class Shares of the Fund and its shareholders. In arriving at a decision to approve the Plan, the Board did not identify any single factor or group of facts as all-important or controlling, but considered all factors together, and each Independent Trustee may have attributed different weights to different factors. The Independent Trustees were also assisted by the advice of independent legal counsel in making this determination.

Description of the Plan

Set forth below is a summary of all material terms of the Plan, a form of which is attached to this Information Statement as Exhibit B. Although the summary below is qualified in its entirety by reference to the form of the Plan, Shareholders should still read the summary below carefully.

Payments

The Plan provides a method of paying for shareholder and/or administrative services provided by the Fund’s distributor, or registered securities dealer, financial institution or any other person (together “Service Organizations”) who provides certain shareholder services pursuant to a written agreement. The Fund is authorized to pay the distributor of the Fund and/or any registered securities dealer, financial institution or any other person (each, a “Recipient”) a shareholder servicing fee of up to 0.20% on an annualized basis of the Fund’s net asset value attributable to the Institutional Class Shares in connection with the provision of services to holders of Institutional Class Shares. The Fund or distributor may pay all or a portion of these fees to a Recipient who provides certain shareholder services, pursuant to a written agreement. The actual fee to be paid by the Fund to Service Organizations will be negotiated based on the extent and quality of services provided.

Services for Which Payments May Be Used

The Distributor may use the fee payable pursuant to the Plan in connection with the provision of shareholder services to holders of the Institutional Class Shares. The Fund or its distributor may pay all or a portion of these fees to any Service Organization who provides certain shareholder services, pursuant to a written agreement.

Duration and Termination

The Plan will continue in effect for Institutional Class Shares of the Fund for a period of more than one year after its effective date so long as its continuance is specifically approved at least annually by votes of the majority of both (i) the Trustees of the Fund and (ii) the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan. The Plan may be terminated at any time by the vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Institutional Class Shares of the Fund, respectively.

Amendments

The Plan may be amended by votes of the majority of both (i) the Trustees and (ii) the Independent Trustees, cast in person at a meeting of the Trustees called for the purpose of voting on such amendment; provided, however, that the Plan may not be amended to increase materially the amount of shareholder servicing expenses permitted pursuant to compensation and services for which payments may be used as described in the Plan without the approval of a majority of the outstanding Institutional Class Shares of the Fund.

The Plan’s Impact on Expenses

Once the Plan is implemented, the Institutional Class Shares would pay a new asset-based fee for shareholder services at an annual rate of up to 0.20% of the Fund’s net asset value attributable to the Institutional Class Shares.

The Investment Manager has entered into an Expense Limitation and Reimbursement Agreement with the Fund, whereby the Investment Manager has agreed to reimburse expenses of the Fund so that certain of the Fund’s expenses (“Specified Expenses”) will not exceed 0.35% on an annualized basis for Institutional Class Shares (the “Expense Limit”). Specified Expenses for this purpose include the shareholder service fee and all other Fund expenses except the management fee, fees and interest on borrowed funds, distribution fees, acquired fund fees and expenses, taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses. The Expense Limit will be in effect through June 30, 2023 and may not be increased or terminated before such time by the Fund or the Investment Manager. Assuming the Plan is implemented, the estimated pro forma gross annual expenses of the Fund’s Institutional Class are expected to be higher than they are currently for the Institutional Class. The pro forma net annual expenses (i.e., after contractual waivers and/or expense reimbursements) for the Institutional Class are expected to be the same through June 30, 2023 as those currently for the Institutional Class.

For more detailed information, see Exhibit A which compares the Fund’s current expenses to pro forma expenses assuming the Plan is implemented.

Additional Information

Share Ownership Information

This Information Statement is being provided to Institutional Class Shareholders of record of the Fund as of the Record Date specified above. As of the Record Date, 4,282,809.136 Institutional Class Shares of the Fund were outstanding.

As of the Record Date, the following named persons at the addresses shown below were known by the Fund to be beneficial and/or record owners of approximately 5% or more of the total outstanding Institutional Class Shares of the Fund as indicated below:

Shareholder Name and Address	Number of Institutional Class Shares Owned	Percentage of Institutional Class Shares Owned
Echelon Investment Partners Master LP 621 NW 53rd Street, Suite 240 Boca Raton, FL 33487*	2,621,242.120	61.20%
William Carter Neild c/o OrbiMed Advisors LLC 601 Lexington Avenue, 54th Floor New York, NY 10022-4629*	508,644.230	11.88%
National Financial Services LLC (NFS) 499 Washington Boulevard Jersey City, NJ 07310**	909,753.073	21.24%

*	Shareholder has sole voting and investment power. NFS is the record owner.
**	Record owner

As of the Record Date, the Fund’s directors and officers as a group owned approximately 1.47% of the outstanding Institutional Class Shares of the Fund. As of Record Date, the following named officers at the addresses shown below owned approximately the following number and percentages of Institutional Class Shares:

Fund Officer Name and Address	Number of Institutional Class Shares Owned	Percentage of Institutional Class Shares Owned
Marco Hanig c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	52,493.020	1.23%
Rafael Labourdette c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	10,401.466	0.24%

The Fund made no brokerage commission payments to affiliated persons for the fiscal year ended April 30, 2022.

Investment Manager and Sub-Adviser

Alternative Fund Advisors, LLC, located at 101 Federal Street, Suite 1900, Boston, MA 02110, serves as the investment adviser of the Fund.

Aon Investments USA Inc., located at 200 E. Randolph, 15th Floor, Chicago, IL 60601, serves as sub-adviser to the Fund

Distributor

Foreside Financial Services, LLC, (the “Distributor”) is the distributor of Institutional Class Shares and is located at Three Canal Plaza, Suite 100, Portland, Maine 04101.

Administrator

UMB Fund Services, Inc. (“UMB”), located at 235 West Galena Street, Milwaukee, WI 53212, serves as the Fund’s administrator and provides administrative services to assist with the Fund’s operational needs, including performing all actions related to the issuance and repurchase of shares of the Fund.

Custodian

UMB Bank, n.a., located at 1010 Grand Blvd., Kansas City, MO 64106, serves as Fund’s custodian and is an affiliate of UMB.

Annual and Semi-Annual Reports

The Fund will furnish, without charge, a copy of the annual report and the most recent semi-annual report succeeding the annual report, to a Shareholder upon request. To request a report, please contact the Fund by calling toll-free at (844) 440-4450 or writing to c/o UMB Fund Services, 235 West Galena Street, Milwaukee, WI 53212.

Procedures for Shareholder Communications with the Board

Shareholders may send communications to the Board. Shareholders should send communications intended for the Board by addressing the communication directly to the Board (or individual Trustee(s)) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Trustee(s)) and by sending the communication to the Fund’s address for the Trustee(s) at c/o AFA Multi-Manager Credit Fund, 235 W. Galena Street, Milwaukee, WI 53212. Other Shareholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at trustee’s discretion based on the matters contained therein.

Shareholder Proposals

The Fund does not intend to hold meetings of Shareholders except to the extent that such meetings may be required under the 1940 Act or state law, or permitted as provided in Section 6.1 of the Fund’s Agreement and Declaration of Trust (“Declaration of Trust”). Under the Declaration of Trust, special meetings of Shareholders may be called by the Trustees. To the extent required by the 1940 Act, special meetings of Shareholders for the purpose of removing one or more Trustees will be called by the Trustees upon the written request of Shareholders owning at least 10% of the outstanding shares of all classes entitled to vote.

Householding Information

“Householding” is the term used to describe the practice of delivering one copy of a document to a household of shareholders instead of delivering one copy of a document to each shareholder in the household. Shareholders who share a common address and who have not opted out of the householding process should receive a single copy of the Information Statement together. If you received more than one copy of the Information Statement, you may elect to household in the future; if you received a single copy of the Information Statement, you may opt out of householding in the future; and you may, in any event, obtain an additional copy of this Information Statement by calling (886) 626-7246 or writing to the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212.

By Order of the Board of Trustees

Marco Hanig
President
AFA Multi-Manager Credit Fund
Date: August 19, 2022

EXHIBIT A

COMPARISON OF FUND EXPENSES

WITHOUT SHAREHOLDER SERVICE PLAN VERSUS WITH SHAREHOLDER SERVICE PLAN

The following tables show the Fund’s expenses expressed as a percentage of average assets: (i) based on estimated expenses for the fiscal year ending April 30, 2023 without implementation of the Shareholder Service Plan and (ii) on a pro forma basis as if the Shareholder Service Plan is in effect during the fiscal year ending April 30, 2023.

Institutional Class Shares

TRANSACTION EXPENSES:	Current	Pro-Forma
Maximum sales load on purchases(1)	None	None

ANNUAL EXPENSES (as a percentage of Net Assets attributable to shares)(2)
Management Fee(3)	1.10%	1.10%
Fees and Interest Payments on Borrowed Funds(5)	0.25%	0.25%
Shareholder Service Fee(4)	None	0.20%
Other Expenses(5)	0.37%	0.37%
Acquired Fund Fees and Expenses(6)	1.94%	1.94%
Total Annual Expenses	3.66%	3.86%
Less: Fee Waiver and Expense Reimbursements	-0.02%	-0.22%
Net Annual Expenses(7)	3.64%	3.64%

(1)	The Institutional Class Shares are not currently subject to a sales charge.
(2)	This table summarizes the expenses of the Fund and is designed to help investors understand the costs and expenses they will bear, directly or indirectly, by investing in the Fund.
(3)	The Fund pays a Management Fee at an annualized rate of 1.10% of the first $500 million of the Fund’s average daily net assets; plus 1.05% of the next $500 million of the Fund’s average daily net assets; plus 1.00% of the Fund’s average daily net assets over $1 billion, payable monthly in arrears, accrued daily based upon the Fund’s average daily net assets.
(4)	Pursuant to the Shareholder Service Plan, the Fund’s Institutional Class may pay Shareholder Service Fee of up to 0.20% on an annualized basis of the aggregate net assets of the Fund attributable to Institutional Class Shares to the Fund’s Distributor or other qualified recipients.
(5)	Represents estimated amounts for the current fiscal year.
(6)	In addition to the Fund’s direct expenses, the Fund indirectly bears a pro-rata share of the expenses of the Underlying Funds. The fees and expenses indicated are based on the prior fiscal year. In the future, these fees and expenses may be substantially higher or lower than reflected, because certain fees are based on the performance of the Underlying Managers (Underlying Funds), which fluctuate over time. In addition, the Fund’s portfolio changes from time to time, which will result in different Acquired Fund Fees and Expenses.
(7)	The Investment Manager has entered into an Expense Limitation and Reimbursement Agreement with the Fund, whereby the Investment Manager has agreed to reimburse expenses of the Fund so that certain of the Fund’s expenses (“Specified Expenses”) will not exceed 0.35% on an annualized basis for Institutional Class Shares (the “Expense Limit”). Specified Expenses for this purpose include the shareholder service fee and all other Fund expenses except the management fee, fees and interest on borrowed funds, distribution fees, acquired fund fees and expenses, taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses. The Expense Limit will be in effect through June 30, 2023 and may not be increased or terminated before such time by the Fund or the Investment Manager. For a period not to exceed three years from the date on which a Reimbursement is made, the Investment Manager may recoup amounts waived or assumed, provided such recoupment will not cause the Fund’s expenses to exceed the lesser of the expense limit in effect at the time of the waiver or the expense limit in effect at the time of recapture.

EXPENSE EXAMPLE

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at NAV and that the percentage amounts listed under annual expenses remain the same in the years shown (except that the example reflects the expense limitation for the one-year period and the first year of each additional period). The assumption in the hypothetical example of a 5% annual return is the same as that required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Shares.

A-1

	1 Year	3 Years	5 Years	10 Years
Institutional Class Shares - Current	$37	$112	$189	$391
Institutional Class Shares - Pro-Forma	$37	$116	$197	$407

The example is based on the annual fees and expenses of Institutional Class Shares set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

A-2

EXHIBIT B

AFA MULTI-MANAGER CREDIT FUND

SHAREHOLDER SERVICE PLAN

for Institutional Class Shares

WHEREAS, the AFA Multi-Manager Credit Fund (the “Fund”) is engaged in business as a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund has issued two separate classes of shares of beneficial interests (the “Shares”) in the Fund known as Investor Class Shares and the Institutional Class Shares;

WHEREAS, the board of trustees of the Fund (the “Trustees”) have determined that there is a reasonable likelihood that this Shareholder Service Plan (the “Plan”) will benefit the Fund and the holders of Shares of the Institutional Class (the “Institutional Class Shares”); and

WHEREAS, the Plan, together with any related agreements, has been approved by: votes of the majority of (i) the Trustees and (ii) the Independent Trustees (as defined herein), cast in person at a meeting of the Trustees called for the purpose of voting on this Plan and related agreements;

NOW, THEREFORE, the Fund hereby adopts this Plan in compliance with the terms of the exemptive order received by the Fund from the Securities and Exchange Commission (“SEC”).

SECTION 1. The Fund has adopted this Plan to enable the Institutional Class Shares to directly or indirectly bear expenses relating to the shareholder servicing of Institutional Class Shares.

SECTION 2. The Fund is authorized to pay the distributor of the Fund and/or any Recipient (as defined below) a shareholder servicing fee of up to 0.20% on an annualized basis of the Fund’s net asset value attributable to Institutional Class Shares in connection without limitation with the provision of services to holders of Institutional Class Shares. The Fund or distributor may pay all or a portion of these fees to any registered securities dealer, financial institution, or any other person (each, a “Recipient”) who provides certain shareholder services, pursuant to a written agreement. The actual fee to be paid by the Fund to broker/dealers and financial institutions and intermediaries will be negotiated based on the extent and quality of services provided.

SECTION 3. This Plan shall not take effect until it has been approved by a vote of at least a majority of the outstanding Institutional Class Shares of the Fund.

SECTION 4. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually by votes of the majority of both (i) the Trustees and (ii) the Independent Trustees, cast in person at a meeting of the Trustees called for the purpose of voting on this Plan.

B-1

SECTION 5. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Trustees, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

SECTION 6. This Plan may be terminated at any time by the vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Institutional Class Shares of the Fund.

SECTION 7. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Institutional Class Shares of the Fund, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

SECTION 8. This Plan may be amended by votes of the majority of both (i) the Trustees and (ii) the Independent Trustees, cast in person at a meeting of the Trustees called for the purpose of voting on such amendment; provided, however, that the Plan may not be amended to increase materially the amount of shareholder servicing and/or distribution expenses permitted pursuant to Section 2 hereof without the approval of a majority of the outstanding Institutional Class Shares of the Fund.

SECTION 9. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Fund shall be committed to the discretion of the Trustees then in office who are not interested persons of the Fund.

SECTION 10. As used in this Plan, (a) the term “Independent Trustees” shall mean those Trustees who are not interested persons, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms “assignment” and “interested person” shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC.

SECTION 11. This Plan shall not obligate the Fund or any other party to enter into an agreement with any particular person.

Effective: October 1, 2022

B-2

AFA MULTI-MANAGER CREDIT FUND

UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the AFA Multi-Manager Credit Fund (the “Fund”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement describes the approval of a shareholder service plan for the Fund’s Institutional Class. The Fund has received exemptive relief from the Securities and Exchange Commission that allows the Fund, subject to certain conditions to adopt a shareholder service plan in compliance with Rule 12b-1 under the 1940 Act. The plan will permit the payment of compensation up to 0.20% on an annualized basis of the aggregate net assets of the Fund attributable to the Institutional Class shares to the Fund’s distributor or other qualified recipients. Assuming the plan is implemented, the pro forma net annual expenses (i.e., after contractual waivers and/or expense reimbursements) for the Institutional Class are expected to be the same through June 30, 2023 as those currently for the Institutional Class. The estimated pro forma gross annual expenses of the Fund’s Institutional Class are expected to be higher than they are currently for the Institutional Class.

This Notice of Internet Availability of the Information Statement is being mailed on or about August 22, 2022 to shareholders of record of the Fund as of July 1, 2022. The Information Statement will be available on the Fund’s website at https://www.alternativefundadvisors.com until October 1, 2022. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Fund at (800) 452- 6804 or sending an e-mail to info@alternativefundadvisors.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.